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                                                                   EXHIBIT 10.12

                                  AMENDMENT TO
                                    RAGNAROK
                       LICENSE AND DISTRIBUTION AGREEMENT

THIS AMENDMENT TO RAGNAROK LICENSE AND DISTRIBUTION ("Amendment"), dated September 23, 2004, refers and amends, to part the RAGNAROK LICENSE AND DISTRIBUTION AGREEMENT ("Agreement"), made and entered into on July 24, 2002 by and between Gravity Corporation, a corporation duly organised and existing under the laws of the Republic of Korea ("Korea") and having its offices at Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea ("Licensor"), and GungHo Online Entertainment, Inc., a corporation duly organised and existing under the laws of Japan and having its offices at 1-16-8F, Kandanishikichou, Chiyoda-ku, Tokyo 101-0054, Japan ("Licensee").

                                    RECITALS:

WHEREAS, Licensor and Licensee (formerly "ONSALE Japan K.K. of 1-53-6-7F, Hatsudai, Sibuya-ku Tokyo, Japan) executed the RAGNAROK LICENSE AND DISTRIBUTION AGREEMENT ("Agreement") on July 24, 2002, and Agreement expired on the 31th of August 2004 and was effectively terminated;

WHEREAS, Licensor and Licensee desire to extend the the terms of Agreement according to the Master Agreement(Kinon Goi Sho) executed on September 18, 2004;

NOW, THEREFORE, the Parties, in consideration of fully complying with terms and conditions of the Master Agreement of September 18, 2004 between Licensor and Licensee, agree as follows:

      1. Article 14.1 of the Agreement shall be deleted and replaced in its entirety with the following:

            "This Agreement shall become effective on the date of execution of this Agreement and, unless terminated earlier in accordance with this Agreement, shall remain effect until August 31, 2006.

      2. Article 14.2 of the Agreement shall be deleted and replaced in its entirety with the following:

            "Licensor and Licensee agree to extend the term of the Agreement for every two (2) years upon expiration by a mutually executed written extension agreement. No later than one (1) month prior to the expiration of this Agreement, Licensor shall give Licensee the first right of negotiation for extension."

      3. Licensee offers four million US dollars (US$4,000,000) as a upfront license renewal fee, but Licensor, in recognition of Licensee as true partner of distribution of Ragnarok Online Game in Japan, declines to accept the extra renewal license fee.

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      4     Running royalty accrued from the date of expiration to the date of execution of this Amendment shall remain the same 40% the total fees charged to such End Users as in Article 6.1 of this Agreement.

      5. Except for the terms and conditions as specifically amended or modified by this Amendment, any terms and conditions of the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      6.    This Amendment is effective upon signing.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above-written.

GRAVITY CORPORATION.

By: /s/ Richard Hyon Kook Kim
    -------------------------
Richard Hyon Kook Kim
CEO

GUNGHO ONLINE  ENTERTAINMENT, INC.

By: /s/ Kazuki Morishita
    ---------------------
Name: Kazuki Morishita
Title: President

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